STATE BOARD OF ADMINISTRATION

OF FLORIDA

1801 Hermitage Boulevard-Suite 100
Tallahassee, Florida 32308
(850) 488-4406

Post Office Box 13300
32317-3300

ADDENDUM NO. 1
to
REIMBURSEMENT CONTRACT
Effective: June 1, 2006
(Contract)

between

FEDERATED NATIONAL INSURANCE COMPANY
Ft. Lauderdale, FL
(Company)

NAIC # 27980

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:01 a.m., Eastern Time, June 1, 2006, that this Contract shall be amended as follows:

ARTICLE V – DEFINITIONS

(16) **Formula or the Premium Formula**
This term means the Formula approved by the SBA for the purpose of determining the Actuarially Indicated Premium to be paid to the FHCF. The Premium Formula is defined as an approach or methodology which leads to the creation of premium rates. The formula shall, pursuant to Section 215.555(5)(b), Florida Statutes, include a factor of 25 percent of the fund's actuarially indicated premium in order to provide for more rapid cash buildup in the FHCF. The resulting rates are therefore incorporated as part of the Premium Formula.

Article VI(4) shall be amended as follows:

ARTICLE VI – EXCLUSIONS

(4) Any liability of the Company attributable to losses for fair rental value, loss of rent or rental income, or business interruption.

Article (X)(3)(c)2. is amended as follows:

ARTICLE X - REPORTS AND REMITTANCES

2. In determining reimbursements under this Contract, the SBA shall:
   a. Reimburse each of the Companies for the amount (if any) of reimbursement due under the individual Company's Contract, but not to exceed for all Loss Occurrences, an amount equal to the Projected Payout Multiple or the Payout Multiple, as applicable, times the individual Company's Reimbursement Premium for the Contract Year.
   b. Thereafter, pursuant to Section 215.555(4)(d)2.b., Florida Statutes, establish the prorated reimbursement level at the highest level for which any remaining fund balance or bond proceeds (as limited by Section 215.555(4)(c), Florida Statutes) are sufficient to reimburse entities created pursuant to Section 627.351(6), Florida Statutes, for reimbursable losses exceeding the amounts payable pursuant to (a) above for the Contract Year. The proration shall be determined based on each entity's share of their aggregate reimbursable losses exceeding the amounts payable pursuant to (a) above. Any additional reimbursements pursuant to this paragraph shall not include losses under an entity's FHCF Retention and will be at the 90% Reimbursement Percentage. In order to determine the amount available for additional reimbursements, the SBA will review reported loss information from all Companies and determine that all Companies which received payments for reimbursable losses but which did not exceed their projected payout have settled all, or substantially all, of their claims eligible for reimbursement. The SBA will then determine the remaining amount of Claims-Paying Capacity available for such additional reimbursements.

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration

By: ____________________ ____________________
Coleman Stipanovich — Date
Executive Director

Approved as to legality:

____________________ ____________________
Linda Lettera — Date
General Counsel
FL Bar ID#311911

[signature]
Company

By: Michael Braun - President — 5/23/06
Name/Title — Date